UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 2, 2019

Washington Prime Group Inc.

(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	46-4323686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class of Security	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	WPG	New York Stock Exchange
7.5% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share	WPGPRH	New York Stock Exchange
6.875% Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share	WPGPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On August 2, 2019, Washington Prime Group Inc. (the “Registrant” or “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with Mr. Louis G. Conforti, pursuant to which Mr. Conforti will serve as the Chief Executive Officer of the Registrant. Mr. Conforti has served as the Registrant’s Chief Executive Officer since October 6, 2016 pursuant to the terms of an employment agreement being amended and restated by the Agreement. Both the Compensation Committee (the “Committee”) and the Board of Directors of the Company (the “Board”) approved the Agreement prior to its execution. Mr. Conforti will continue to serve as a member of the Board as elected and re-elected.

Under the Agreement, Mr. Conforti will serve as the Chief Executive Officer of the Registrant for a term ending on the fifth anniversary of the effective date of the Agreement (the “Employment Period”) unless the Employment Period is earlier terminated pursuant to the terms of the Agreement. Provided there is not an early termination of the Agreement, on the fifth anniversary of the effective date of the Agreement and each annual anniversary of such date thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Employment Period shall automatically extend so as to terminate one year from such Renewal Date unless, at least 120 days prior to the Renewal Date, either party to the Agreement gives written notice to the other that the Employment Period shall not be so extended. The Agreement describes, among other things, Mr. Conforti’s salary, cash incentive, equity, severance, and change in control compensation which are each summarized below.

i.	Salary and Cash Incentive Compensation

Pursuant to the Agreement, Mr. Conforti annual salary compensation shall be Nine Hundred Thousand Dollars ($900,000) subject to review by the Committee for adjustment at least annually (“Base Salary”). Mr. Conforti’s Base Salary for fiscal year 2019 is unchanged from that for fiscal years 2017 and 2018. Additionally, the Agreement provides that Mr. Conforti shall be eligible for an annual cash bonus pursuant to the terms of the Registrant’s annual cash incentive plan as in effect from time to time (the “Bonus Plan”). Under the Agreement, Mr. Conforti’s target annual bonus shall be 150% of Base Salary (“Target Bonus”) and the actual bonus payment may range from 0% to 200% of the Target Bonus based upon the level of achievement of performance goals established under the Bonus Plan.

ii.	Equity Compensation

In connection with the execution of the Agreement, Mr. Conforti received a grant of Five Hundred Thousand (500,000) restricted stock units (“RSUs”) from the Washington Prime Group, L.P. 2019 Stock Incentive Plan (the “2019 Plan”). The awarded RSUs shall vest in one-third installments on each of the third, fourth and fifth anniversaries of the award date, subject to Mr. Conforti’s continued compliance with the Agreement through the vesting date, and entitle Mr. Conforti to receive one unrestricted common share of the Registrant in exchange for one vested RSU. Dividend equivalents on the unvested RSUs will accrue (in shares of the Registrant’s common stock) and be deemed reinvested in additional RSUs, which will be paid out if and when the underlying RSU vests. Additionally, Mr. Conforti received an award of Five Hundred Thousand (500,000) performance share units (“PSUs”) from the 2019 Plan where between 0% to 200% of PSUs awarded can be earned based on the achievement of the Company’s annualized total shareholder return over a three-year performance period, provided Mr. Conforti is in compliance with the Agreement through the vesting date. Awarded PSUs shall accrue (in shares of Registrant’s common stock) dividend equivalent payments equal to the Company’s regular cash dividends. Dividend equivalents will be deemed reinvested in additional PSUs which will themselves shall accrue dividend equivalents and shall be earned if and when the underlying PSU vests. Earned PSUs, if any, vest in one-third installments on each of the third, fourth and fifth anniversaries of the award date. The Company shall deliver to Mr. Conforti one unrestricted common share of the Registrant for each vested PSU including any dividend equivalent rights that shall also be paid in shares of Registrant common stock in accordance with the Agreement. Lastly, under the Agreement and in addition to the aforementioned RSU and PSU awards, Mr. Conforti shall during the Employment Period be eligible for other annual equity awards, as determined by Committee, on generally the same terms as the annual equity awards for the Registrant’s other executive officers.

iii.	Severance and Change in Control Compensation

Under the Agreement, if during the Employment Period (including any renewals thereof): (A) the Company shall terminate Mr. Conforti’s employment for cause (as defined in the Agreement), for any reason other than cause, or as a result of Mr. Conforti’s death or disability (as defined in the Agreement); or (B) Mr. Conforti terminates his employment for good reason (as defined in the Agreement) or without good reason, then the Company shall, as appropriate and applicable under the Agreement, pay to Mr. Conforti (or his estate) certain cash payments, if applicable, and provide specified benefits, including, but not limited to, the acceleration of the vesting of equity awards that he holds, has been allocated, or earned. Lastly, in the event of a change in control (as defined in the Agreement) of the Company, the Agreement permits the accelerated vesting of certain equity awards held by or earned by Mr. Conforti subject to the satisfaction of certain conditions and, in the event that Mr. Conforti’s employment is terminated upon or within two years following a change in control, then the Company shall pay and provide to Mr. Conforti, as applicable, certain cash payments and specified benefits.

iv.	Other Terms

Lastly, the Agreement contains provisions that: (A) subject Mr. Conforti to restrictive covenants regarding non-competition and non-solicitation for two (2) years following the date of Mr. Conforti’s termination and confidentiality and non-disparagement covenants for a perpetual period following the date of Mr. Conforti’s termination; (B) obligate the Company, subject to the satisfaction of certain conditions, to pay up to Twenty-Five Thousand Dollars ($25,000) in legal and other advisor fees incurred and invoiced by Mr. Conforti in connection with the preparation of the Agreement; and (C) in the event of a restatement of the Company’s consolidated financial statements, permit the Board to take appropriate action to recoup from Mr. Conforti any portion of any bonus and other equity or non-equity compensation received by him the payment, grant or vesting of which was tied to the achievement of one or more specific performance targets, which bonus or other compensation would not have been paid, granted or vested based on the restated financial statements for the applicable period; provided, that such actions are commensurate with those actions taken with respect to other executive officers of the Company who are or were similarly situated.

The foregoing is only a summary of certain terms and provisions of the Agreement which are qualified in their entirety by Exhibit 10.1 which is incorporated by reference herein and, as applicable, Exhibits 10.2 and 10.3.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

10.1	Amended and Restated Employment Agreement, dated August 2, 2019, by and between Washington Prime Group Inc. and Louis G. Conforti.
10.2	Employee Restricted Stock Unit Award Agreement, dated August 2, 2019, among Washington Prime Group Inc., Washington Prime Group, L.P. and Louis G. Conforti.
10.3	Employee Performance Stock Unit Award Agreement, dated August 2, 2019, among Washington Prime Group Inc., Washington Prime Group, L.P. and Louis G. Conforti.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2019	WASHINGTON PRIME GROUP INC. (Registrant) By: /s/Robert P. Demchak Robert P. Demchak Executive Vice President, General Counsel & Corporate Secretary